Contact:

Robert Van Buskirk

President and Chief Executive Officer

Sirenza Microdevices, Inc.

(303) 327-3030

ir@sirenza.com

FOR IMMEDIATE RELEASE

Sirenza Microdevices Reports Second Quarter 2007 Results;

Record Quarterly Revenue and Pro Forma Income Before Tax

BROOMFIELD, Colo. - August 1, 2007 - Sirenza Microdevices, Inc. (NASDAQ:SMDI) today reported its financial results for its second quarter ended June 30, 2007.

Financial Highlights

Revenue
    Record quarterly revenue of $46.7 million, as compared to $39.0 million year-over-year and $39.1 million sequentially
    Sequential and year-over-year revenue growth of 20%

Earnings
    Quarterly earnings per share of $0.05 per share, compared to earnings of $0.05 per share a year ago and earnings of $0.02 per share sequentially
    Quarterly pro forma earnings per share of $0.17 per share, compared to $0.16 per share a year ago and $0.12 per share sequentially
    Record quarterly pro forma income before taxes of $10.1 million, resulting in an income before taxes margin of 22% on a pro forma basis

Cash Flow
    Quarterly cash flow from operations of approximately $4.7 million
    Fifteen consecutive quarters of positive cash flow from operations

"We are very pleased with our second quarter and our 2007 year-to-date results. In what has historically been a seasonally slower half of the year for Sirenza, we exceeded the upper end of our revenue and pro forma earnings guidance as we continued our drive to diversify our business," stated Robert Van Buskirk, president and chief executive officer. "On a sequential sales increase of 20%, our pro forma income before taxes increased by 58%, clearly demonstrating the continued leverage in our operating model. In addition, we increased our sales by 20% year-over-year and our pro forma income before taxes by 33%; we exceeded our goal of 20% pro forma income before taxes this quarter while we also continued our substantial positive cash flow from operations. We currently see ongoing strength in our major end markets, including CATV transmission applications, mobile wireless infrastructure applications and emerging wireless access applications such as WiMAX. In the second quarter, we continued production of our high-performance, high-power RF modules for HDTV light source applications and we made excellent progress in our China manufacturing transition activities. We are optimistic that the revenue momentum we realized in the first half of the year will provide a solid foundation for further growth in the remainder of 2007."

The company's second quarter net income was $2.8 million, or earnings of $0.05 per diluted share. This compared year-over-year with net income of $2.1 million, or earnings of $0.05 per diluted share and sequentially with net income of $1.0 million, or $0.02 per diluted share.

Excluding the effects of the charges detailed in the reconciliation of pro forma to GAAP results included with this press release, Sirenza's pro forma net income for the second quarter was $8.7 million, or $0.17 per diluted share. This compared year-over-year with pro forma net income of $7.2 million, or $0.16 per diluted share and sequentially with pro forma net income of $6.2 million, or $0.12 per diluted share.

1Pro forma net income, income before taxes, net income margin, income before taxes margin, gross margin, total research and development, sales and marketing and general and administrative expenses and earnings per share are non-GAAP financial measures calculated to exclude the effects of charges for the amortization of acquisition-related intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, salaries associated with transitional Micro Linear employees, restructuring costs, and manufacturing facility relocation and related costs detailed in the reconciliation included within this press release.

Sirenza's second quarter gross margin was 46%, compared with 37% a year ago and 43% sequentially. Excluding the effects of the charges detailed in the reconciliation of pro forma to GAAP results included with this press release, Sirenza's pro forma gross margin was 49%, compared with 44% a year ago and 45% sequentially.

In the aggregate, the company's research and development, sales and marketing, and general and administrative expenses for the second quarter of 2007 were $14.1 million, compared with $10.6 million a year ago and $12.7 million sequentially. On a pro forma basis, excluding the effects of the charges detailed in the reconciliation of pro forma to GAAP results included with this press release, these same expenses were $12.8 million, compared with $9.5 million a year ago and $11.5 million sequentially.

At June 30, 2007, Sirenza's total assets were $219.7 million, including cash and cash equivalents of approximately $26.9 million.

Use of Non-GAAP Financial Measures

In keeping with its historical financial reporting practices, Sirenza believes that the supplemental presentation of pro forma net income, income before taxes and earnings per share, gross margin, net income margin, income before taxes margin, and total research and development, sales and marketing and general and administrative expenses calculations provide meaningful non-GAAP financial measures to help management and investors understand and compare operating results and business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events. Sirenza management also uses such pro forma measures in its planning and development of target operating models and in setting incentive compensation goals for its employees. Readers are cautioned not to view pro forma results as an alternative to GAAP results or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results with pro forma results for the second quarters of 2007 and 2006, respectively, and the first quarter of 2007 contained below.

Second Quarter Teleconference and Web cast

Sirenza management plans to host a teleconference at 2:45 p.m. MT / 4:45 p.m. ET today to discuss the company's second quarter 2007 financial results and its current outlook for the third quarter of 2007. This teleconference will be web cast live for the general public. For more information, please visit the Investor Relations page of Sirenza's website at www.sirenza.com. The teleconference web cast will be archived on this site until August 1, 2008, and a telephonic replay for domestic listeners will be available at (800) 405-2236, conference ID number 11093961#, and for international listeners at (303) 590-3000, conference ID number 11093961#, until August 8, 2007.

Also available via the "Financial Data" link on the Investor Relations page of Sirenza's website will be a reconciliation to GAAP of the pro forma financial measures contained in Sirenza's current outlook for the third quarter of 2007, to be presented by the company in today's teleconference.

Sirenza Microdevices, Inc.

Sirenza Microdevices is a supplier of radio frequency (RF) components.  Headquartered in Broomfield, Colorado, with operations in China, Germany and the U.S., Sirenza and its subsidiary Premier Devices design and develop RF components for the commercial communications, consumer, and aerospace, defense and homeland security (A&D) equipment markets.  Sirenza's integrated circuit (IC), multi-chip module (MCM) and passive product lines include amplifiers, power amplifiers, cable TV amplifiers, circulators, isolators, mixers, splitters, transformers, couplers, modulators, demodulators, transceivers, tuners, discrete devices, signal source components, government and military specified components, and antennae and receivers for satellite radio.  Sirenza holds ISO 9001:2000 Quality Management System and ISO 14001:2004 Environmental Management System (registered by QMI) certifications for its Broomfield, Colorado manufacturing facility, and ISO 9001:2000 Quality Management System certifications for its Shanghai and Nuremberg manufacturing facilities.  Detailed product information may be found on Sirenza's website at www.sirenza.com and at www.premierdevices.com.

Forward-Looking Statements

This news release and the views expressed by Sirenza management on Sirenza's teleconference held today contain forward-looking statements regarding future events or results, including the statement above regarding Sirenza's optimism that the revenue momentum it realized in the first half of 2007 will provide a solid foundation for further growth in the remainder of 2007, as well as any other statements regarding Sirenza's anticipated future growth or financial results in its third quarter of 2007 or any future period or its other expectations for its business, products or industry in any such period. Sirenza cautions readers that such statements are, in fact, predictions that are subject to risks and uncertainties, and that actual events or results may differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: lower than expected demand for Sirenza's products at Huawei, Motorola, Nokia, RFS, or other major OEMs, or for RF components or broadband products in general or MCM, IC or CATV products in particular; lower than expected demand for Sirenza's products at Luxim, Sirius, digital cordless telephone and personal handyphone makers or others primarily serving consumer markets; slower than expected build-out of 3G and TD-SCDMA infrastructure in China, or worldwide build-out of WiMax-based infrastructure; overall general economic conditions in the commercial communications or consumer markets; exertion of downward pressure on the pricing of Sirenza's components; lower-margin sales, such as sales of consumer or module products and certain sales to higher-volume OEMs, increasing as a percentage of Sirenza's overall sales; Sirenza's ability to compete successfully with providers of similar components, and also with providers of more highly integrated, IC-based solutions designed to perform the same functions; a lower than expected seasonal increase in sales in the second half of 2007 as compared to the first half; risks associated with Sirenza's planned transition of most of its domestic manufacturing to China in 2007, such as higher than expected associated start-up and wind-down expense, possible delays, business interruption or resulting underutilization or capacity constraints; possible underutilization or capacity constraints at any of Sirenza's worldwide manufacturing locations, whether due to shortages of raw materials or equipment necessary to meet customer demands or otherwise; Sirenza's ability to successfully develop new product designs targeted to the market's demand and in time to meet that demand; product quality, performance and reliability problems that may result in liability or expense; Sirenza's reliance on third parties for outsourced manufacturing, packaging and test services and supply; the possibility that Sirenza's income tax rate may increase in future periods or that it may be unable to fully offset its taxable income with net operating losses; Sirenza's ability to accurately plan its purchase of raw materials and production to meet customer demand, avoiding excess and obsolete inventory; risks related to PDI's operations located in China and Germany or Sirenza's lack of experience in managing foreign operations, foreign currency transactions and fluctuations, and related tax forecasting, tax planning and cash management requirements; the need to upgrade PDI's private company finance and accounting infrastructure, forecasting and internal controls for public company reporting and compliance requirements; Sirenza's ability to successfully complete financing transactions or acquisitions, to integrate the assets, product lines, personnel and operations of any acquisitions with Sirenza, and to realize any expected synergies from such acquisitions; Sirenza's lack of market knowledge relative to other participants in new markets into which it has or may diversify; claims from time to time relating to the infringement of third-party proprietary rights, which could result in liability, expense or halted sales of Sirenza products; and the loss of any key personnel, particularly to competitors. Other factors that could cause actual events or results to differ materially from those in Sirenza's forward-looking statements are included in Sirenza's Quarterly Report Form 10-Q filed with the Securities and Exchange Commission in May 2007. Sirenza expressly disclaims any current intention to update its forward-looking statements, and the estimates and assumptions associated with them, at any time or for any reason.

NOTE: Sirenza Microdevices® and the Sirenza logo are trademarks of Sirenza Microdevices, Inc. All other trademarks are property of their respective owners.

SIRENZA MICRODEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net revenues	$ 46,735	$ 39,033	$ 85,789	$ 59,925

Cost of revenues	25,371	24,507	47,527	35,320

Gross profit	21,364	14,526	38,262	24,605

Operating expenses:

Research and development	5,661	3,233	10,571	6,109
Sales and marketing	3,216	3,013	6,168	5,239
General and administrative	5,221	4,332	10,082	7,424
Amortization of acquired intangible assets	3,140	1,503	6,327	1,952
Restructuring	122	-	122	-
Total operating expenses	17,360	12,081	33,270	20,724

Income from operations	4,004	2,445	4,992	3,881

Interest expense	24	93	89	-
Interest and other income, net	200	121	469	222

Income before taxes	4,180	2,473	5,372	4,103

Provision for income taxes	1,352	353	1,503	400

Net income	$ 2,828	$ 2,120	$ 3,869	$ 3,703

Basic net income per share	$ 0.06	$ 0.05	$ 0.08	$ 0.09

Diluted net income per share	$ 0.05	$ 0.05	$ 0.07	$ 0.09

Shares used to compute basic net income per share	50,746	44,444	50,422	40,681

Shares used to compute diluted net income per share	52,540	46,360	52,310	42,620

Reconciliation of GAAP Results with Pro Forma Results
(In thousands, except per-share and percentage data)
(Unaudited)

The following table reconciles the company's net income, income before taxes, net income margin, income before taxes margin, gross profit and gross margin, total research and development, sales and marketing and general and administrative expenses, and earnings per share as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release and associated teleconference. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events.

	Three Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006
Reconciliation of Pro Forma Gross Profit and Gross Margin
Net revenues as reported under GAAP	$ 46,735	$ 39,054	$ 39,033

Gross profit as reported under GAAP	21,364	16,898	14,526

Stock-based compensation, included in the calculation of gross profit	83	98	185
Manufacturing facility relocation and related costs included in the calculation of gross profit	1,199	500	-
Amortization of acquisition-related inventory step-up	77	151	2,301
Pro forma gross profit	$ 22,723	$ 17,647	$ 17,012

Gross margin as reported under GAAP	46%	43%	37%
Pro forma gross margin	49%	45%	44%

Reconciliation of Pro Forma Total Research and Development, Sales and Marketing and General and Administrative Expenses
R&D and SG&A expenses as reported under GAAP	$ 14,098	$ 12,723	$ 10,578

Stock-based compensation included in R&D and SG&A expenses	892	943	1,083
Micro Linear transitional salaries included in R&D and SG&A expenses	150	276	-
Manufacturing facility relocation and related costs included in R&D and SG&A expenses	220	41	-
Pro forma R&D and SG&A expenses	$ 12,836	$ 11,463	$ 9,495

Reconciliation of Income Before Taxes and Income Before Taxes Margin
Income before taxes as reported under GAAP	$ 4,180	$ 1,192	$ 2,473

Amortization of acquisition-related intangible assets	3,140	3,187	1,504
Total stock-based compensation	975	1,041	1,268
Amortization of acquisition-related inventory step-up	77	151	2,301
Micro Linear transitional salaries	150	276	-
Total manufacturing facility relocation and related costs	1,419	541	-
Restructuring	122	-	-
Pro forma income before taxes	$ 10,063	$ 6,388	$ 7,546
Income before taxes margin as reported under GAAP	9%	3%	6%
Pro forma income before taxes margin	22%	16%	19%
Reconciliation of Pro Forma Net Income, Net Income Margin & EPS
Net income as reported under GAAP	$ 2 ,828	$ 1,041	$ 2,120

Amortization of acquisition-related intangible assets	3,140	3,187	1,504
Total stock-based compensation	975	1,041	1,268
Amortization of acquisition-related inventory step-up	77	151	2,301
Micro Linear transitional salaries	150	276	-
Total manufacturing facility relocation and related costs	1,419	541	-
Restructuring	122	-	-
Pro forma net income	$ 8,711	$ 6,237	$ 7,193
Net income margin as reported under GAAP	6%	3%	5%
Pro forma net income margin	19%	16%	18%
Net income per share as reported under GAAP
Basic	$ 0.06	$ 0.02	$ 0.05
Diluted	$ 0.05	$ 0.02	$ 0.05

Pro forma net income per share
Basic	$ 0.17	$ 0.12	$ 0.16
Diluted	$ 0.17	$ 0.12	$ 0.16

Shares used to compute GAAP and pro forma net income per share
Basic	50,746	50,009	44,444
Diluted	52,540	52,080	46.360

SIRENZA MICRODEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 26,934	$ 24,847
Short-term investments	-	19
Accounts receivable, net	31,572	22,227
Inventories	24,568	27,045
Other current assets	3,467	3,446
Total current assets	86,541	77,584
Property and equipment, net	18,864	15,345
Other non-current assets	1,612	1,720
Acquisition-related intangibles, net	51,347	57,081
Goodwill	61,303	59,862
Total assets	$ 219,667	$ 211,592

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 11,686	$ 9,389
Income taxes payable	2,824	3,232
Accrued compensation and other expenses	8,843	6,716
Other accrued liabilities	177	2,894
Deferred margin on distributor inventory	1,481	1,529
Notes payable in connection with the acquisition of PDI	-	3,000
Capital lease obligations	420	517
Total current liabilities	25,431	27,277
Capital lease obligations, long-term portion	387	531
Deferred tax and other liabilities, non-current	10,666	10,101
Accrued pension	3,178	2,962
Stockholders' equity	180,005	170,721
Total liabilities and stockholders' equity	$ 219,667	$ 211,592